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          Lin Cummins
          (248) 435-7112
          linda.cummins@arvinmeritor.com

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     brett.penzkofer@arvinmeritor.com

ArvinMeritor Reports Fiscal Year 2010 First-Quarter Results

Profitability Dramatically Improves with Growth in Global Markets

TROY, Mich. (Feb. 2, 2010) — ArvinMeritor, Inc. (NYSE: ARM) today reported financial results for its first fiscal quarter ended Dec. 31, 2009.

First-Quarter Highlights

•	First-quarter sales were $1.1 billion, approximately a 16-percent increase from the fourth quarter of fiscal year 2009; and down slightly from $1.2 billion in the first quarter of fiscal year 2009.

•	Net income on a GAAP basis was breakeven compared to a GAAP loss of $961 million in the same period last year.

•

Income from continuing operations, before special items, was also breakeven compared to a loss of $47 million in the first quarter of fiscal year 2009. Loss from continuing operations on a GAAP basis for the quarter was $2 million compared to a loss of $920 million in the prior year’s quarter.

•

First-quarter EBITDA from continuing operations, before special items, was $56 million, up $16 million compared to the fourth quarter of fiscal year 2009, and up $40 million compared to the first quarter of fiscal year 2009.

•	Cash flow from operations was $27 million compared to a cash outflow from operations of $338 million in the same period last year.

•	Free cash flow (cash flow from operations, net of capital expenditures) was $2 million in the first quarter compared to free cash outflow of $386 million in the first quarter of fiscal year 2009.

“Our financial results for the first quarter demonstrate that as we experience growth in our global markets we are successfully retaining the benefits of our previously executed cost reductions,” said Chip McClure, chairman, CEO and president.

“This quarter, we were able to convert on incremental revenue while maintaining structural cost improvements and reinstating full salaries to our employees. At the same time, we announced a nearly $10 million planned investment in South America to support our expansion into new product segments, and an additional planned investment of approximately $10 million to increase production capacity at our off-highway axle joint venture in Xuzhou, China. Both of these investments support the strong growth we are experiencing in emerging markets,” said McClure.

First-Quarter Fiscal Year 2010 Results

For the first quarter of fiscal year 2010, ArvinMeritor posted sales from continuing operations of $1.1 billion, an increase of 16 percent from the fourth fiscal quarter of 2009, and a decrease of approximately six percent from the same period last year.

EBITDA, before special items, was $56 million, up 40 percent from the fourth fiscal quarter of 2009. EBITDA, before special items, was $16 million in the same period last year.

Loss from continuing operations on a GAAP basis was $2 million for the first quarter, or a loss of $0.03 per diluted share, compared to a loss from continuing operations of $920 million, or a loss of $12.72 per diluted share, in the same period last year. In the prior year, the company recognized $856 million of non-cash asset impairment charges mostly associated with establishing valuation reserves for certain deferred tax assets and other asset impairments primarily for Light Vehicle Systems (LVS) goodwill and fixed assets.

Income from continuing operations, before special items, was breakeven compared to a loss of $47 million, or $0.65 per diluted share, a year ago.

Free cash flow was $2 million in the first quarter of fiscal year 2010 compared with free cash outflow of $386 million in the same period last year. The company’s first-quarter free cash flow reflects stable working capital levels, improved earnings and represents the third consecutive quarter of positive performance in this area.

The company had $105 million in cash balances and unutilized commitments of $605 million under its revolving credit facility as of Dec. 31, 2009.

Light Vehicle Systems

EBITDA for the LVS segment was $6 million in the first quarter of fiscal year 2010 compared to negative $252 million in the same period last year. The improved EBITDA performance is primarily due to significant cost reductions associated with LVS overhead costs and improved financial performance in the Body Systems business – which was recently awarded several new customer contracts. In addition, the company recognized non-cash asset impairments totaling $209 million in this segment in the prior year.

Outlook

The company’s financial guidance for the second quarter of fiscal year 2010 is for expected results from continuing operations which includes all four of ArvinMeritor’s current segments.

For the second quarter of fiscal year 2010 (compared to the first fiscal quarter of 2010), the company anticipates:

•	Revenues to be flat

•	EBITDA, before special items, to be flat

•	Income before taxes, before special items, to be flat

•	Free cash flow to be slightly negative primarily due to the company’s semi-annual interest payment on its fixed debt securities.

“We will maintain an acute focus on becoming a leading commercial on- and off-highway company in our defined segments by introducing new products that meet our customers’ needs, entrenching ourselves in emerging markets, and making investments that enable us to grow profitably,” said McClure. “At the same time, we will be diligent in managing our costs.”

About ArvinMeritor

ArvinMeritor, Inc. is a premier global supplier of a broad range of integrated systems, modules and components to original equipment manufacturers and the aftermarket for the transportation and industrial sectors. The company serves commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets, and light vehicle manufacturers. ArvinMeritor marked its centennial anniversary in 2009, celebrating a long history of 'forward thinking.' ArvinMeritor common stock is traded on the New York Stock Exchange under the ticker symbol ARM. For important information about the company, visit arvinmeritor.com.

Forward-Looking Statements

This press release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. There are risks and uncertainties relating to the company’s announced plans to divest the Body Systems business of LVS and any of the strategic options under which to pursue such divestiture. In the case of any sale of all or a portion of the business, these risks and uncertainties include the timing and certainty of completion of any sale, the terms upon which any purchase and sale agreement may be entered into (including potential substantial costs) and whether closing conditions (some of which may not be within the company’s control) will be met. In the case of any shut down of portions of the business, these risks and uncertainties include the amount of substantial severance and other payments as well as the length of time we will continue to have to operate the business, which is likely to be longer than in a sale scenario. There is also a risk of loss of customers of this business due to the uncertainty as to the future of this business. In addition, actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to global economic and market cycles and conditions, including the recent global economic crisis; the demand for commercial, specialty and light vehicles for which the company supplies products; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); whether our liquidity will be affected by declining vehicle production volumes in the future; availability and sharply rising cost of raw materials, including steel and oil; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of the company’s suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations and the ability to achieve the expected benefits of restructuring actions; the ability to achieve anticipated or continued cost savings from reduction actions; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to continue to comply with covenants in its financing agreements; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; the outcome of actual and potential product liability and warranty and recall claims; rising costs of pension and other post-retirement benefits and possible changes in pension and other accounting rules; as well as other risks and uncertainties, including but not limited to those detailed from time to time in filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

All earnings per share amounts are on a diluted basis. The company's fiscal year ends on the Sunday nearest Sept. 30, and its fiscal quarters end on the Sundays nearest Dec. 31, March 31 and June 30. All year and quarter references relate to the company's fiscal year and fiscal quarters, unless otherwise stated.

Non-GAAP Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this press release, the company has provided information regarding income or loss from continuing operations, diluted earnings per share and operating income before special items, which are non-GAAP financial measures. These non-GAAP measures are defined as reported income or loss from continuing operations, reported diluted earnings or loss per share, and EBITDA plus or minus special items. Other non-GAAP financial measures include “free cash flow.” EBITDA is defined as income or loss from continuing operations before interest, income taxes, depreciation and amortization and loss on sale of receivables. We use EBITDA as the primary basis to evaluate the performance of each of our reportable segments. Free cash flow represents net cash provided by operating activities, less capital expenditures.

Management believes that the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the company's financial position and results of operations. In particular, management believes that EBITDA is a meaningful measure of performance as it is commonly utilized by management and the investment community to analyze operating performance and entity valuation; and free cash flow is useful in analyzing the company’s ability to service and repay its debt. Further, management uses these non-GAAP measures for planning and forecasting in future periods.

These non-GAAP measures should not be considered a substitute for the reported results prepared in accordance with GAAP. EBITDA should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity. Free cash flow should not be considered a substitute for cash provided by operating activities, or other cash flow statement data prepared in accordance with GAAP, or as a measure of financial position or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt or cash received from the divestitures of businesses or sales of other assets and thus does not reflect funds available for investment or other discretionary uses. These non-GAAP financial measures, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies.

Set forth on the following pages are reconciliations of these non-GAAP financial measures, if applicable, to the most directly comparable financial measures calculated and presented in accordance with GAAP.

First-Quarter 2010 Conference Call

The company will host a conference call and Web cast to present the company’s fiscal year 2010 first-quarter financial results on Tuesday, Feb. 2, 2010, at 9 a.m. (ET).

To participate, call (617) 213-4850, ten minutes prior to the start of the call. Please reference pass code 79923237 when dialing in. Investors can also listen to the conference call in real time – or for seven days by recording – by visiting  www.arvinmeritor.com.

A replay of the call will be available from noon on Feb. 2, to 11:59 p.m. Feb. 9, 2010, by calling (888) 286-8010 (within the United States) or (617) 801-6888 for international calls.  Please refer to replay pass code number 60329180.

To access the listen-only audio Web cast, visit the company’s web site at  www.arvinmeritor.com and select the Web cast link from the home page or the investor page.

ARVINMERITOR, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)
(In millions, except per share amounts)

	Quarter Ended December 31,
	2009	2008
Sales	$1,146	$1,220
Cost of sales	(1,031)	(1,145)
GROSS MARGIN	115	75
Selling, general and administrative	(85)	(97)
Restructuring costs	(2)	(24)
Asset impairment charges	—	(153)
Goodwill impairment charges	—	(70)
OPERATING INCOME (LOSS)	28	(269)
Equity in earnings of affiliates	10	4
Interest expense, net	(23)	(23)
INCOME (LOSS) BEFORE INCOME TAXES	15	(288)
Provision for income taxes	(14)	(630)
INCOME (LOSS) FROM CONTINUING OPERATIONS	1	(918)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	2	(53)
NET INCOME (LOSS)	$3	$(971)
NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(3)	10
LOSS ATTRIBUTABLE TO ARVINMERITOR, INC.	$—	$(961)

NET LOSS ATTRIBUTABLE TO ARVINMERITOR, INC.
Loss From Continuing Operations	$(2)	$(920)
Income (Loss) From Discontinued Operations	2	(41)
NET INCOME (LOSS)	$—	$(961)

DILUTED EARNINGS (LOSS) PER SHARE
Continuing operations	$(0.03)	$(12.72)
Discontinued operations	0.03	(0.57)
Diluted loss per share	$—	$(13.29)

Basic and diluted average common shares outstanding	72.7	72.3

Amounts for the prior period have been recasted for discontinued operations.

ARVINMERITOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited, In millions)

	December 31,	September 30,
	2009	2009
ASSETS:
Cash and cash equivalents	$105	$95
Receivables, trade and other, net	681	694
Inventories	394	374
Other current assets	114	153
TOTAL CURRENT ASSETS	1,294	1,316
Investments in affiliates	138	125
Net property	441	445
Goodwill	437	438
Other assets	189	181
TOTAL ASSETS	$2,499	$2,505

LIABILITIES AND EQUITY (DEFICIT)
Short-term debt	$89	$97
Accounts payable	683	674
Accrued compensation and benefits	143	144
Other current liabilities	281	374
TOTAL CURRENT LIABILITIES	1,196	1,289
Long-term debt	1,001	995
Accrued Retirement benefits	1,082	1,077
Other liabilities	332	310
Shareowners’ deficit attributable to ArvinMeritor, Inc.	(1,143)	(1,195)
Noncontrolling interests	31	29
TOTAL EQUITY (DEFICIT)	(1,112)	(1,166)
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$2,499	$2,505

ARVINMERITOR, INC.

CONSOLIDATED BUSINESS SEGMENT INFORMATION

(Unaudited, In millions)

	Quarter Ended
	December 31,
	2009	2008
Sales:
Commercial Truck	$433	$595
Industrial	226	210
Aftermarket & Trailer	222	254
Light Vehicle Systems	346	263
Intersegment Sales	(81)	(102)
Total sales	$1,146	$1,220
EBITDA:
Commercial Truck	$12	$(6)
Industrial	22	20
Aftermarket & Trailer	17	17
Light Vehicle Systems	6	(252)
Total Segment EBITDA	57	(221)
Unallocated Corporate Costs	(3)	(16)
Total EBITDA	54	(237)
Loss on Sale of Receivables	(1)	(4)
Depreciation and Amortization	(18)	(26)
Interest Expense, Net	(23)	(23)
Provision for Income Taxes	(14)	(630)
Loss from Continuing Operations Attributable to ArvinMeritor , Inc.	$(2)	$(920)

Amounts for the prior period have been recasted for discontinued operations.

ARVINMERITOR, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, In millions)

	Three Months Ended December 31,
	2009	2008
OPERATING ACTIVITIES
Income (loss) from continuing operations	$1	$(918)
Adjustments to income (loss) from continuing operations:
Depreciation and amortization	18	26
Asset Impairment charges	—	223
Deferred income tax expense	4	622
Restructuring costs, net of payments	(3)	13
Other adjustments to income (loss) from continuing operations	(7)	(1)
Pension and retiree medical expense	25	19
Pension and retiree medical contributions	(21)	(46)
Changes in off-balance sheet receivable securitization and factoring	54	(4)
Changes in assets and liabilities	(47)	(255)
Cash flows provided by (used for) continuing operations	24	(321)
Cash flows provided by (used for) discontinued operations , net	3	(17)
CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES	27	(338)
INVESTING ACTIVITIES
Capital expenditures	(22)	(38)
Other investing activities	1	2
Net investing cash flows provided by (used for) discontinued operations	5	(10)
CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES	(16)	(46)
FINANCING ACTIVITIES
Borrowings (payments) on accounts receivable securitization program	2	(18)
Borrowings on revolving credit facility	7	103
Net change in other debt	(11)	3
Net change in debt	(2)	88
Cash dividends	—	(8)
Net financing cash flows used for discontinued operations	—	(9)
CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	(2)	71
EFFECT OF CHANGES IN FOREIGN CURRENCY EXCHANGE
RATES ON CASH AND CASH EQUIVALENTS	1	(26)
CHANGE IN CASH AND CASH EQUIVALENTS	10	(339)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	95	497
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$105	$158

Amounts for the prior period have been recasted for discontinued operations.

ARVINMERITOR, INC.

SELECTED FINANCIAL INFORMATION – RECONCILIATION
Non-GAAP

(Unaudited)
(In millions, except per share amounts)

			Q1 FY 10
	Q1 FY 10		Before
	Reported	Restructuring	Special Items
Sales	$1,146	$—	$1,146
Gross Margin	115	—	115
Operating Income	28	2	30
Income (Loss) from Continuing Operations Attributable to ArvinMeritor, Inc.	(2)	2	—
Diluted Income (Loss) Per Share – Continuing Operations	$(0.03)	$0.03	$—

Segment EBITDA:
Commercial Truck	$12	$—	$12
Industrial	22	—	22
Aftermarket & Trailer	17	—	17
Light Vehicle Systems	6	2	8
Segment EBITDA	$57	$2	$59

ARVINMERITOR, INC.

SELECTED FINANCIAL INFORMATION – RECONCILIATION
Non-GAAP

(Unaudited)
(In millions, except per share amounts)

			LVS		Non-cash	Q1 FY 09
	Q1 FY 09		Separation	Asset	Income Tax	Before
	Reported	Restructuring	Costs	Impairments	Charges	Special Items
Sales	$1,220	$—	$—	$—	$—	$1,220
Gross Margin	75	—	—	—	—	75
Operating Loss	(269)	24	6	223	—	(16)
Loss from Continuing Operations Attributable to ArvinMeritor, Inc.	(920)	24	6	210	633	(47)
Diluted Income (Loss) Per Share – Continuing Operations	$(12.72)	$0.33	$0.08	$2.90	8.76	$(0.65)

Segment EBITDA:
Commercial Truck	$(6)	$7	$—	$8	$—	$9
Industrial	20	1	—	—	—	21
Aftermarket & Trailer	17	—	—	—	—	17
Light Vehicle Systems	(252)	13	—	209	—	(30)
Segment EBITDA	$(221)	$21	$—	$217	$—	$17

ARVINMERITOR, INC.

EBITDA BEFORE SPECIAL ITEMS RECONCILIATION
Non-GAAP

(Unaudited, In millions)

	Three Months Ended
	December 31,		Sept 30,
	2009	2008	2009
Total EBITDA - Before Special Items	$56	$16	$40
Asset Impairment Charges	—	(223)	—
Restructuring Costs	(2)	(24)	(4)
LVS Separation Costs	—	(6)	—
Loss on Sale of Receivables	(1)	(4)	—
Depreciation and Amortization	(18)	(26)	(21)
Interest Expense, Net (A)	(23)	(23)	(23)
Provision for Income Taxes	(14)	(630)	(43)
Income (Loss) From Continuing Operations Attributable to ArvinMeritor, Inc.	$(2)	$(920)	$(51)

(A) Prior period interest expense has been restated to reflect the adoption of FASB guidance on convertible debt.

ARVINMERITOR, INC.

FREE CASH FLOW - RECONCILIATION
Non-GAAP

(Unaudited, In millions)

	Quarter Ended
	December 31,
	2009	2008

Cash flows provided by (used for) continuing operations	$24	$(321)
Capital expenditures – continuing operations	(22)	(38)
Free cash flows provided by (used for) continuing operations	2	(359)

Cash flows provided by (used for) discontinued operations	3	(17)
Capital expenditures – discontinued operations	(3)	(10)
Cash flows provided by (used for) discontinued operations	—	(27)

Free cash flow – full company	$2	$(386)